UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4350 Congress Street, Suite 700, Charlotte, North Carolina 28209

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (980) 299-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01	Other Events

On January 4, 2017, Albemarle Corporation (the “Company”) announced that it has commenced tender offers to purchase for cash (i) any and all of the 3.000% senior notes due 2019 and the 4.500% senior notes due 2020 (collectively, the “Any and All Notes”) issued by the Company and (ii) up to an aggregate principal amount of the 1.875% senior notes due 2021 and the 4.150% senior notes due 2024 (collectively, the “Maximum Tender Offer Notes”) issued by the Company, that will not exceed the aggregate maximum repurchase amount. The aggregate maximum repurchase amount is equal to $500,000,000 principal amount less the aggregate principal amount of the 4.500% senior notes due 2020 validly tendered and accepted for purchase in the tender offers for the Any and All Notes. The tender offers are being made exclusively pursuant to an offer to purchase dated January 4, 2017 and related letter of transmittal and, with respect to the Any and All Notes, related notice of guaranteed delivery, which set forth the terms and conditions of the tender offers.

Furnished as Exhibit 99.1 and incorporated herein by reference is a copy of the press release announcing the tender offers.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

January 4, 2017	By:	/s/ Karen G. Narwold
	Name:	Karen G. Narwold
	Title:	Executive Vice President, Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 4, 2017